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                                                                   Exhibit 10.99

Date of Agreement:  March 27, 2006

PMC Sierra Corporation
Mission Tower One
3975 Freedom Circle, #300
Santa Clara, CA 95054

Re:   Development Agreement ("Agreement")

      The purpose of this Agreement is to set forth certain binding agreements with respect to a development project wherein Peerless Systems Corporation ("Peerless") will assist PMC-Sierra Corporation ("PMC-Sierra") in developing "Bluestone", a certain Application Specific Standard Product ("ASSP") device (the "Development"). Terms used in this Agreement which are capitalized are defined where first used or as set forth in Annex A this Agreement.

1.    The Development

      1.1. PMC-Sierra hereby retains Peerless for the Development, and Peerless hereby accepts retention for the Development, in accordance with the terms and conditions of this Agreement.

      1.2. PMC-Sierra and Peerless will agree to the product specifications, statements of work, deliverables, schedules, acceptance criteria and other details of the Development in one or more addendums to this Agreement (each a "Project Addendum").

      1.3. PMC-Sierra and Peerless will enter into one or more license agreements for software and hardware to be used in the Development and/or to be included in or with the ASSP upon commercial sale of the ASSP.

2.    Engineering Services for the Development

      2.1. Peerless has applied (beginning in January 2006) and will continue to apply technical personnel to the Development, with the make-up of personnel being a mix of Hardware and Software Architects, ASIC Engineers, Software/Firmware Engineers, Hardware Engineers, and a Peerless Project Manager, as dictated by the needs of the Development at a particular time.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

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      2.2.  Overall coordination of the Development shall be performed by a
            PMC-Sierra program manager. This program manager will be responsible for determining and providing staffing requirements for the Development to Peerless, and Peerless will use its best efforts to meet the staffing requirements. Peerless shall not be required to provide more than *** personnel at any time without Peerless' further consent. The PMC-Sierra program manager will provide a rolling six-week staffing forecast to allow Peerless time to plan for project staffing increases and reductions. If, at any time, in the judgment of the PMC-Sierra program manager that a Peerless employee or contractor is not performing to expected levels, the program manager will have the right to elevate the employee performance issue to a Peerless Vice President with the expectation of immediate corrective action to address the issue.

3.    Consideration for the Development

      3.1. PMC-Sierra will pay Peerless *** per hour for each hour of time expended by Peerless personnel in connection with the Development, up to a maximum charge of 40 hours per week per employee or contractor.

      3.2. Peerless will invoice PMC-Sierra on a monthly basis. Invoices must be paid not later than thirty (30) days after the date of the invoice. Peerless may suspend work if payments are not made when due.

      3.3. All payments made by PMC-Sierra to Peerless for work performed on the Development, shall be non-refundable upon payment except as expressly provided herein.

4.    Licensing and Royalty Rates

      4.1. No licenses are granted by Peerless to PMC-Sierra or by PMC-Sierra to Peerless in this Agreement. All licenses must be negotiated as addendums to this agreement.

      4.2. The parties shall negotiate one or more separate license agreements whereby Peerless will grant PMC-Sierra a license to use, modify and reproduce Peerless Hardware Intellectual Property specified in Annex B and to combine the specified Peerless Hardware Intellectual Property with PMC-Sierra materials as necessary or appropriate to complete the Development and to manufacture, support and maintain the Bluestone ASSP product. The license agreements shall provide that the Bluestone ASSP product shall not be transferred, sold, offered for sale, or distributed without the inclusion and appropriate licensing of the Peerless PDS product. PMC-Sierra will pay Peerless a Recurring License Fee (royalty) on each Bluestone ASSP product sold that contains a Peerless proprietary hardware product and is inclusive of Peerless PDS ( the total of which shall be referred to as the "Bundled Product"). PMC-Sierra and Peerless will collaborate to create a single Bundled Product pricing schedule. PMC-Sierra will be responsible for selling the Bundled Product in the market. The purchase order, shipment and revenue flow will be through PMC-Sierra with PDS royalties paid back to Peerless on a monthly basis. *** The Recurring License

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

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            Fee of the Bundled Product shall be determined by Peerless in consultation with PMC-Sierra ***. There will be no license fees charged to PMC-Sierra for the use of Peerless Hardware Intellectual Property in the development, support, and maintenance of the Bluestone ASSP product.

      4.3. In furtherance of Section 4.2, Peerless will make the following Peerless proprietary products available to PMC-Sierra for internal use in the Development and to manufacture, sell, support and maintain the Bluestone Product under a separate license agreement to be negotiated by the parties:

            -     Build environments

            -     Software tools

            -     PeerlessPage imaging environment

            -     PeerlessPrint7 (PCL-XL emulation) language interpreter

            -     Peerless' implementation of ***

            -     Peerless connectivity solutions for networking

            -     PeerlessPage Drawing Services

      4.4. In furtherance of Section 4.2, PMC-Sierra will make PMC-Sierra proprietary products available to Peerless for internal use only in the Development under a separate agreement to be determined by the parties. These proprietary products will be specified as necessary during the Development. Peerless will have no right to sublicense PMC-Sierra Intellectual Property or proprietary products.

      4.5. The parties shall also negotiate a royalty bearing agreement for PMC-Sierra to distribute to its customers the Peerless software designated in Section 9.

      4.6. Peerless shall not charge PMC-Sierra any fee or royalty for using the Peerless Intellectual Property referred to in Section 4.3 for the development, support and maintenance of the Bluestone ASSP product.

      4.7. PMC-Sierra will have no right to modify or create Derivative Works from Peerless Intellectual Property elements other than those elements identified in Annex B. Modifications may be made to Annex B by mutual consent of both parties.

      4.8. In the event that PMC-Sierra utilizes Peerless Hardware Intellectual Property in future products then the parties agree that such future products will be marketed and sold by PMC-Sierra using the Bundled Product business model specified in section 4.2. Otherwise, the parties mutually agree to negotiate a royalty fee for the use of the Hardware Intellectual Property in those future products.

      4.9. During the Term, PMC Sierra shall not directly or indirectly develop or commercialize a product with competing functionality to the functionality as Peerless Intellectual Property.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

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5.    Ownership and Restrictions of Intellectual Property Rights

      5.1. Nothing in this Agreement transfers ownership of any pre-existing Intellectual Property from one party to the other.

            5.1.1. The intent of this clause is to preserve original ownership rights to a body of Intellectual Property in the event that modifications or improvements are made to such Intellectual Property. It is also the intent of this clause to allow PMC-Sierra the rights to create new products using Peerless native Intellectual Property in such a way as to keep the Peerless native Intellectual Property intact. With respect to any Intellectual Property to which rights to make improvements, modifications, or revisions have been granted, any improvements, modifications, or revisions of any pre-existing Intellectual Property, or any other form in which such pre-existing may be recast, transformed, or adapted, (each a "Derivative Work") shall be the sole property of the owner of the pre-existing Intellectual Property. If the party making the Derivative Work can by law or otherwise retain any rights to such Derivative Work, such party agrees to assign (and upon creation thereof hereby automatically assigns), without further consideration, all worldwide right, title and interest, including without limitation all Intellectual Property rights of any kind, in and to such Derivative Works to the party that owns the underlying or pre-existing Intellectual Property. However, should either party develop Intellectual Property which can be reduced in practice to operate without the use of the other party's existing Intellectual Property, the developer of the new Intellectual Property shall be the sole owner of such new Intellectual Property.

            5.1.2. Notwithstanding Section 5.1.1, in the event that PMC-Sierra creates additions or modifications resulting in a Derivative Work based upon Peerless pre-existing Intellectual Property, Peerless shall grant to PMC-Sierra an exclusive license, with no right to sublicense, to the Derivative Work in conjunction with any license grant to the pre-existing Intellectual Property. Peerless shall be prohibited from using any Derivative Work or distributing any Derivative Work to any other party for the purposes of developing any new products or devices without the express written permission of PMC-Sierra. Additionally, PMC-Sierra will have the right to use any Derivative Work in subsequent or future devices under the terms of the license agreements to be negotiated as addendums to this agreement.

                   The grant of such a license shall in no way change the ownership of the modification, or the preexisting Intellectual Property underlying the modification, or any Derivative Works thereof made prior to the grant of the specific exclusive license.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

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      5.2.  Any Intellectual Property developed or created during the course of the Development, other than Derivative Works, ("New IP") will be owned in accordance with the as follows:

            5.2.1. New IP jointly developed by PMC-Sierra and Peerless will be jointly and equally owned by PMC-Sierra and Peerless. Each party will have the right to exploit such jointly owned New IP without accounting or incurring any other obligations to the other party. When a filing shall be made to register such New IP, such as a patent or copyright, the filing party shall inform the other party in advance and the other party given the opportunity to share the expenses equally and with its participation shall retain joint ownership of the Intellectual Property rights. Otherwise, ownership rights shall pass to the filing party and the other party shall receive a perpetual, world wide, royalty free, non-exclusive license to the New IP. If any infringement of joint Intellectual Property is brought to the attention of either party, such party shall notify the other party and the parties will cooperate in good faith to address the prosecution of the alleged infringer.

            5.2.2. New IP independently developed by either party without reference to the other party's technical information will be solely owned by the party who develops or acquires such Intellectual Property rights.

      5.3. Notwithstanding any of the foregoing, any Third Party Product will remain the property of such third party.

      5.4. Peerless has the rights to sell all its existing Intellectual Property to anyone.

            5.4.1. Existing Intellectual Property of Peerless includes, without limitation, SW, HW RTL code and vectors which Peerless owns, including the Peerless Intellectual Property components used inside the QP2040.

            5.4.2. Existing Intellectual Property does not include the QP2040 device and tooling, each of which PMC-Sierra owns.

      5.5. Peerless has the rights to license or sell its rights to any PMC-Sierra funded Peerless-developed New IP to anyone after *** from the Date of this signed Agreement.

            5.5.1. Such New IP includes, without limitation, any SW or HW code or vectors which Peerless develops as a result of PMC-Sierra design services funding and which Peerless owns.

            5.5.2. Such New IP does not include the QP2040 device or tooling,
                   Bluestone device or tooling or other future PMC device or tooling, each of which PMC-Sierra owns.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

                                       5
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6.    Term of the Development

      6.1. The term of the Development will commence on January 1, 2006 and, unless terminated earlier as provided in this Section 6, continue through completion of the Development.

      6.2. During the course of this Agreement, if both parties decide to proceed with a joint chip development effort in addition to the Bluestone device, the terms of this Agreement can be extended by mutual consent to cover the subsequent development effort.

      6.3. The initial period of the Development, starting on January 2, 2006 and ending by April 15, 2006 or later by mutual consent of both parties , shall be used by the parties to determine the feasibility of the Development (the "Feasibility Period"). If PMC-Sierra determines at any time during the Feasibility Period to terminate the Development, PMC-Sierra may do so without payment of any cancellation fees to Peerless. During the three month period after the end of the Feasibility Period, Peerless will staff to the agreed upon plan to work on the Development (the "Ramp Up Period"). If PMC-Sierra elects to terminate the Development during the Ramp Up Period, PMC-Sierra shall compensate Peerless in the amount of *** of the amount it would have paid Peerless for three months following cancellation of the Development. For example, if Peerless had six engineers applied to the project at the time of cancellation, PMC-Sierra would reimburse Peerless the cost for three engineers for the three months after the cancellation date. If PMC-Sierra cancels the Development after the Ramp Up Period, PMC-Sierra shall pay Peerless three months of compensation based upon the number of Peerless personnel then staffed on the Development (using the previous example, this would be payment for six engineers for three months.)

      6.4. In the event that Peerless elects to cancel this Agreement for its convenience, PMC-Sierra will have the right, subject to the separate license agreement(s), to use the Intellectual Property provided by and developed by Peerless relating to the Development (any Third Party Products shall continued to be provided to the extent permitted in the applicable third party agreements). PMC-Sierra will have no obligation to pay Recurring License Fees or other applicable royalties on the Peerless hardware proprietary products or hardware Intellectual Property which ship in the Bluestone product (Recurring License Fees or other applicable royalties will continue with respect to any Third Party Products). PMC-Sierra will also have no obligation to pay Recurring License Fees for the PDS software as used in the Bundled Product. Any other Peerless proprietary products or Intellectual Property or Third Party Products not shipping in PMC-Sierra's Bluestone product will be returned to Peerless immediately upon cancellation. Peerless will also be obligated to pay PMC-Sierra a sum equal to the cancellation fee that would be due to Peerless if PMC-Sierra had decided to cancel this Agreement for its convenience at the same point in the Development.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

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7.    Change of Control.

      If Peerless receives a written term sheet from a party or entity for the change of control of Peerless by merger or acquisition of the entire assets or outstanding voting securities of Peerless, Peerless will within three (3) business days after determining that such written term sheet is acceptable to Peerless inform PMC-Sierra of such event in writing. Peerless will have no obligation to disclose the identity of the party or entity making the offer to PMC-Sierra. PMC-Sierra acknowledges that such information will be confidential and material non-public information.

8.    Transferability.

      8.1 Each party agrees that in the event a party is acquired within a period of the earlier of (a) *** from the date of this Agreement; or
            (b) availability of RTP (Release To Production) silicon utilizing the Peerless Intellectual Property set forth in Annex B or relates to the Bundled Product, which is defined herein as "Peerless-acquired Technology", ("Minimum Performance Period"), the acquiring party shall assume the terms and obligations under this Agreement during the Minimum Performance Period. In the event the acquirer fails to do so and materially and intentionally breaches this Agreement, the non-breaching party shall be entitled to ***. Further, in the event of such material and intentional breach, notwithstanding anything to the contrary herein, *** and the acquiring party shall not offer *** during the Minimum Performance Period. Further, in the event the acquiring party offers *** during the Minimum Performance Period following such material and intentional breach, the parties agree that such violation or threatened violation of this Agreement shall ***.

      8.2 In the event of breach by Peerless' acquirer under Section 8.1, PMC-Sierra will continue to have the right, subject to the separate license agreement(s), to use the Intellectual Property provided by and developed by Peerless relating to the Development (any Third Party Products shall continue to be provided to the extent permitted in the applicable third party agreements). Further, PMC-Sierra would be allowed to unbundle the Bluestone device from the PDS software as used in the Bundled Product. Finally, PMC-Sierra shall return all other Peerless proprietary products or Intellectual Property or Third Party Products not shipping in PMC-Sierra's QP2040 and Bluestone product to Peerless.

      8.3 In the event of breach by Peerless' acquirer under Section 8.1, PMC-Sierra will have no obligation to pay Recurring License Fees or other applicable royalties on the Peerless hardware proprietary products or hardware Intellectual Property which ship in the Bluestone product (Recurring License Fees or other applicable royalties will continue with respect to any Third Party Products). PMC-Sierra will also have no obligation to pay Recurring License Fees for the PDS software as used in the Bundled Product.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

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9.    Revenue Sharing

      For deals developed by PMC-Sierra that include designated Peerless software and/or designated Third Party Products, Peerless will pay to PMC-Sierra a rate to be negotiated in a separate agreement, ***. Compensation to PMC-Sierra *** by Peerless for deals developed by PMC-Sierra involving designated Peerless software and/or designated Third Party Products will also be negotiated in a subsequent separate agreement. Payments will continue for *** after the effective date of each third party licensing arrangement. The parties anticipate that the following Peerless software will be designated for the purposes of these separate agreements:

      ***

      Compensation will be paid to PMC-Sierra with respect to those software components for which PMC-Sierra procured the customer and not with respect to any other software components, products or services (including, without limitation, engineering, maintenance and support services). PMC-Sierra will not be paid a commission or recurring fee on the revenue received by Peerless for the ***.

10.   Prohibition Against Disclosure or Misuse of Confidential Information.

      Neither party nor any of its representatives or agents shall (i) disclose to any third party any confidential or proprietary information about the business activities or any of the transactions contemplated by this Agreement, except as required by applicable law or (ii) use any confidential or proprietary information of the other party obtained in connection with this Agreement or the Development for any purposes other than in connection with Development. The parties agree that any breach of the prohibition against the disclosure of confidential or proprietary information may cause irreparable injury and that any remedy at law for the breach may be inadequate. Therefore, the parties agree that in the event of any breach of this provision, the non-breaching party shall be entitled to obtain injunctive relief without having to prove that actual damages resulted from the breach. This injunctive relief is in addition to all other legal and equitable remedies to which a party may be entitled.

11.   Public Disclosures.

      The parties shall consult with each other and must agree as to the timing, content, and form before issuing any press release or other public disclosure related to this Agreement or any transaction contemplated by this Agreement. However, this does not prohibit either of them from making a public disclosure regarding this Agreement and the transactions contemplated by this Agreement if, in the opinion of its legal counsel, such a disclosure is required by law, subpoena or court order. The party making the disclosure pursuant to law, subpoena or court order shall take reasonable actions to protect the confidentiality of this information to the greatest extent possible, including without limitation seeking a protective order or an order of confidentiality.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

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

12.   Expenses.

      The parties each shall be solely responsible for expenses that it incurs in connection with the negotiation of this Agreement.

13.   No Conflicting Agreement.

      Each party hereto represents and warrants that such party is not a party to any contract, agreement or understanding with any other party which would prevent such party from entering into this Agreement.

14.   Relationship of the Parties.

      The parties agree that they are independent contractors and that this Agreement does not establish or create and shall not be interpreted as establishing or creating a joint venture, partnership, franchise or other formal or informal business organization of any kind. No person or entity other than the parties to this Agreement shall have any rights hereunder.

15.   Disclaimer.

      EXCEPT AS EXPRESSLY SET FORTH HEREIN, PMC SIERRA AND PEERLESS EACH DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR USE FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. THE MATERIALS AND SERVICES PROVIDED BY EACH PARTY ARE PROVIDED "AS IS."

16.   Limitation of Liability.

      IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, OR INTERRUPTION OF BUSINESS, WHETHER SUCH ALLEGED DAMAGES ARE LABELED IN TORT, CONTRACT OR INDEMNITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. These limitations shall not apply to damages associated with violations of the provisions protecting confidential information or from unauthorized use of the other party's Intellectual Property rights or to any claims asserted by third parties which give rise to a right of contractual or equitable indemnification.

17.   Interpretation

      This Agreement has been jointly negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

18.   Entire Agreement.

      This Agreement and any other written documents signed by both parties that make specific reference to amending this Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement, and supersede all prior discussions and agreements between the parties relating to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

19.   Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflicts of law principles thereof.

20.   Notices.

      All notices shall be in writing, sent in a manner that generates a reliable written receipt, and is addressed to the attention of the individual signatories of this Agreement on behalf of the parties. Notice will be deemed given: (i) upon delivery if personally delivered; (ii) when written receipt is signed if sent by certified or registered mail, postage prepaid, (iii) upon receipt of confirmation if sent by facsimile, or (iv) three business days after provided to a recognized overnight delivery or courier service, properly addressed in accordance with this Section. Notices will be sent to the persons and addresses set forth below, as they may be changed by the parties from time to time by written notice to the other.

      All notices to PEERLESS shall be sent to:

         Peerless Systems Corporation          Tel:  (310)297-3275
         2381 Rosecrans Avenue                       FAX:  (310)536-0908
         El Segundo, CA  90245                       FAX:  (310)727-3623
         Attention: Cary Kimmel                      email:
      ckimmel@peerless.com

      All notices to PMC-Sierra shall be sent to:

         PMC-Sierra                            Tel:
         Mission Towers One                    FAX:
         3975 Freedom Circle
         Santa Clara, CA 95054                       email:
         Attention: Steve Perna

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

Please sign and date this Agreement and return a copy to us to confirm our mutual understandings and binding agreement. This Agreement shall not be binding on either party if not signed and returned by you.

                                         Very truly yours,

                                         /s/  HOWARD J. NELLOR

                                         Howard J. Nellor, President and CEO
                                         Peerless Systems Corporation

     AGREED TO AND ACCEPTED:

PMC-Sierra, Inc.:

By:  /s/ ROBERT L. BAILEY

Name:  Robert L. Bailey

Title:  Chairman & CEO

Date: March 27, 2006

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

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                                     ANNEX A

                                  DEFINED TERMS

"ASSP" means Application Specific Standard Product.

"Derivative Work" means any improvements, modifications or revisions of any pre-existing Intellectual Property, or any other form in which such pre-existing Intellectual Property may be recast, transformed, or adapted.

"Feasibility Period" has the meaning set forth in Section 6.3.

"Intellectual Property" shall mean (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, divisions, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, (ii) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all works of authorship, including, but not limited to, all mask work rights and copyrightable works, all copyrights, all applications, registrations and renewals in connection therewith, and all moral rights, (iv) all trade secrets and confidential information (including, but not limited to, research and development, know-how, processes, methods, techniques, technical data, architectural and layout designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business, technical and marketing plans and proposals), (v) all other Intellectual Property and proprietary rights, and (vi) all copies and tangible embodiments of all of the foregoing (i) through (v) in any form or medium throughout the world.

"New IP" has the meaning set forth in Section 5.2.

"Peerless" means Peerless Systems Corporation.

"PDS" means Peerless Drawing Services

"PMC-Sierra" means PMC-Sierra Corporation.

 "Ramp Up Period" has the meaning set forth in Section 6.3.

"Third Party Products" means any proprietary products or Intellectual Property owned by third parties (including, but not limited to, Adobe PostScript and Novell Netware).

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission

                                    ANNEX B

                    SPECIFIED HARDWARE INTELLECTUAL PROPERTY

***

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission